U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 25, 2005



                                 PETROGEN CORP.
        _________________________________________________________________
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              _____________________________________________________
              (State or other Jurisdiction as Specified in Charter)



         00-25579                                        87-0571853
________________________                    ____________________________________
(Commission file number)                    (I.R.S. Employer Identification No.)



                             3200 Southwest Freeway
                                   Suite 3300
                              Houston, Texas 77027
                    ________________________________________
                    (Address of Principal Executive Offices)


                                  713.402.6115
                           ___________________________
                           (Issuer's telephone number)


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ITEM 8.01 OTHER EVENTS

Adoption of Code of Ethics

         On May 23, 2005, the board of directors of Petrogen Corp., a Nevada corporation (the "Company"), pursuant to written unanimous consent, adopted a code of business conduct and ethics policy (the "Code of Ethics"). The adoption of the Code of Ethics allows the Company to: (i) describe its core values and beliefs; (ii) provide the foundation for all business conduct; and (iii) provide guidance to each director and officer to assist them in recognizing and dealing with ethical issues and risks, providing mechanisms to report unethical conduct and helping foster a culture of honesty and accountability.

         On May 23, 2005, the board of directors of the Company, pursuant to written unanimous consent, adopted an insider trading policy (the "Insider
Trading Policy"). The establishment of the Insider Trading Policy allows the Company to assist its officers and directors to ensure compliance with federal securities laws which prohibit trading in the securities of a company on the basis of "inside" information. Company insiders and officers receive, as part of their compensation packages, common shares of the Company for resale. Pursuant to the terms and provisions of the Insider Trading Policy, there are four blackout periods during which the Company's directors and officers are prohibited from trading in the Company's securities, which blackout periods begin on March 31st, June 30th, September 30th and December 31st of each fiscal year and end when two full trading days have passed on the NASDAQ Over-the-County Bulletin Board Stock Market after the Company announces its results for the preceding fiscal period through quarterly and annual filings with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

    Not applicable.

(b) Pro Forma Financial Information.

    Not applicable.

(c) Exhibits.

    14.   Code of Business Conduct and Ethics Policy.

    99.1  Insider Trading Policy 2005


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                                   SIGNATURES


         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 PETROGEN CORP.


Date:  May 25, 2005              By:___________________________
                                        Sacha Spindler
                                        Chief Executive Officer